UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2024

VERTIV HOLDINGS CO
Exact name of registrant as specified in its charter

Delaware	001-38518	81-2376902
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

505 N. Cleveland Ave, Westerville, Ohio 43082
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 614-888-0246

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	VRT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On April 4, 2024, Vertiv Holdings Co (the “Company”) announced that Eric M. Johnson, an experienced accounting and finance leader, will join the financial executive team as Chief Accounting Officer, effective on or around April 29, 2024. Mr. Johnson will lead the global accounting organization and be responsible for advancing the Company’s accounting and internal financial controls. Mr. Johnson will report directly to the Company’s CFO, David Fallon. Scott Cripps, the Company’s current Chief Accounting Officer, will depart from this role on that same date, assuming another leadership role within the organization.
Mr. Johnson, age 47, brings over 20 years of experience to the Company’s financial executive team. He has served in various accounting, FP&A and shared services roles of increasing seniority at Cardinal Health, an American multinational health care services company, since 2004, including most recently as SVP, Global Financial Shared Services from 2020 to 2024. Previously, his roles included VP, Next Generation Finance, from 2019 to 2020, VP, FP&A of Cardinal’s Pharmaceutical Segment from 2015 to 2019, and VP, FP&A of the company’s Medical Segment from 2011 to 2015. Earlier in his career, Mr. Johnson spent four years with Arthur Andersen LLP, working on behalf of companies in various industries.
There are no arrangements or understandings between Mr. Johnson and any other persons pursuant to which he was selected as Chief Accounting Officer. Mr. Johnson has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Mr. Johnson has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company, and there are no transactions between Mr. Johnson and the Company that would be required to be reported under Item 404(a) of Regulation S-K.
Mr. Johnson will receive an annual base salary and an annual cash bonus opportunity under the Company’s Annual Incentive Plan (including, for the 2024 calendar year, a prorated amount from the commencement date of his employment). Mr. Johnson will also be eligible to receive, pursuant to the Company’s 2020 Stock Incentive Plan, (i) starting in 2025, an annual equity grant, and (ii) in connection with his appointment, a one-time sign-on equity grant consisting of (x) stock options with a target grant date fair value of $125,000, subject to annual vesting over four years ratably, and (y) restricted stock units with a target grant date fair value of $125,000, subject to vesting after four years of employment. He will also be subject to the Executive Employment Policy of the Company and receive other benefits from the Company, including participation in the Company’s 401(k) plan and benefits program; executive severance under the Company’s Employment Policy if his employment is involuntarily terminated for a reason other than “Cause” or if he terminates for “Good Reason” (as each is defined in the Company’s Executive Employment Policy in effect at such termination); and termination benefits under the Company’s Change of Control Plan upon occurrence of events specified therein. Mr. Johnson has also executed an agreement subjecting him to a confidentiality provision and certain post-termination non-competition and non-solicitation covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2024	Vertiv Holdings Co
/s/ David Fallon
Name: David Fallon
Title: Chief Financial Officer